EXCLUSIVE WORKSPACE LICENSE AGREEMENT

Total number of pages: 2

Date of Issue: 15 February 2022

TEC DETAILS

Legal Entity: The Executive Centre Singapore Pte Ltd
Centre Name: Marina Bay Financial Centre
Address: Level 11, Marina Bay Financial Centre Tower 1, 8 Marina Blvd, Singapore, Singapore, 018981, Singapore
Tel: 6653 4688

MONTHLY FEE

No. of Workstations	4
Monthly Fee	SGD 5,850 + Local Taxes
Commencement Date of Initial Term	15 April 2022
End Date of Initial Term	30 April 2023
Initial Deposit	SGD 11,700

OTHER SERVICES

MEMBER – REGISTERED ADDRESS

Company Name: NEAR INTELLIGENCE PTE. LTD. (Legal Name)
Address: 160 ROBINSON ROAD #20-03 SINGAPORE 068914,
Contact: Mr.Harish Ganesh
Tel:
Mobile: 98295479
Email: harish@near.com
BR Number: 202004197Z

ACCOMMODATION IN THE CENTRE (THE UNIT)

Room(s): 1157

ADDITIONAL PROVISIONS

1. Member is entitled to 2 hours of small (4pax) meeting room usage per day, during business hours from 8.30am to 6.00pm, Monday to Friday -
subjected to 24 hours booking.
2. Additional workstation can be subscribed at SGD 300 / month when required.

INCLUSION

The member shall have the right to use the items in the accommodation specified in the following inventory:

Desk	4	CISCO IP Phone	4
Pedestal	4	Internet Connection	4
Herman Miller Chairs	4	Filing Cabinets	2
Others -			

This agreement shall automatically renew for successive periods equal to the first period unless either party gives written notice to terminate 3Month(s) prior to the end of the current license period. Automatic renewal shall not include any additional provisions agreed in the initial/current agreement. Any discount on Monthly Fees given in initial contract will revert to standard rates at time of contract renewal. *Signature:* [signature]

For EFT/TT transactions, please wire Bank:
Account Name: The Executive Centre Singapore Pte Ltd
Bank Name: The Hongkong & Shanghai Banking Corporation Limited
SWIFT Code: HSBCSGSG
Account No.: 141-526145-001
Bank Code: 7232

For and on behalf of TEC

Name (printed): Samantha Gwee
Title: Head, Business Development
Signature: DocuSigned by: Samantha Gwee
1F20E6EEEE544D3...

For and on behalf of Member

Name (printed): Rahul Agarwal
Title: CFO
Signature: [signature]

The Agreement is made between TEC and the Member (as specified above) and the Member confirms that the Member has read and understood the Terms and Conditions overleaf and agrees to be bound by them and TEC agrees to provide the services and facilities as mentioned overleaf.

TERMS AND CONDITIONS

1. FACILITIES AND SERVICES

(a) In consideration of the payment by the Member of the Monthly Fee, TEC Licenses the Unit to the Member to share with TEC the use of the Unit from the Commencement Date specified overleaf until this License is terminated in accordance with the provisions within this License.

(b) TEC shall provide to the Member:

I. On a 24-hour basis 365 days a year except during periods of maintenance the following facilities:
- Access to the Unit
- Furniture as specified overleaf
- Voicemail with call forwarding functions
- In common with other Members of the Premises, the corridors, café and rest rooms

II. During the normal operating hours of the Premises excluding weekends and public holidays TEC will provide the Member the following facilities:
- Reception, waiting area and café
- Daily cleaning service Monday to Friday
- Air-conditioning
- Maintaining the Member's unit when out of town
- Coffee and selection of teas
- Mail delivery to Unit
- Access to the global TEC network

III. The following Connectivity:
- Internet: 2 connections (1 x LAN port and 1 x WIFI, or 2 x WIFI) per desk, 24-hour Internet connectivity and office hour maintenance of the Internet connection.
- Telecommunications: Telephone handset (one per desk), telephone number (one per handset), maintenance, voicemail. Usage/pulse costs are charged in addition to the monthly fee.

(c) A range of business services ("Services") provided by TEC or suppliers of TEC shall be available to the Member at rates stipulated within TEC's price guides. In the event that TEC or any business affiliate of TEC provides the Member a Service TEC shall charge the Member at the stipulated rate detailed within TEC's price guides. TEC reserves the right to review, add or change the prices within the Services within the price guides by giving 1 months' notice to the Member.

2. PAYMENT AND DURATION

(a) The Member shall, for the duration of this License prior to the first working day of each month, pay to TEC whether demanded or not (and by monthly direct debit if required) the Monthly Fee specified overleaf, the first proportionate payment to be made on the signing of this License in respect of the period from the Term Commencement Date to the end of the calendar month.

(b) The Member shall pay to TEC within 7 days of the invoice issue date (by monthly direct debit if required) the Services provided by TEC to the Member. The Member will notify TEC in writing of any disputes within 7 days of the invoice issue date. If both parties agree on the disputed amount the Member shall settle the undisputed amount by the invoice due date otherwise the entire invoice amount must be settled.

(c) Payment is due 7 days from the invoice issue date. Should payment not be received 14 days from the invoice issue date, an administrative fee of 1.5% per month will apply on the overdue balance until payment received.

(d) In the event that the Member does not pay within 21 days from the invoice issue date the total amount as stated on an invoice TEC shall be entitled to:

I. Issue a vacation notice to the Member to vacate the Unit within 7 days.
II. Suspend partial or all services provided by TEC to the Member including, but not limited to telephone and internet services.
III. Enter the Unit, block Member access to the Unit and change the lock without prior notice.
IV. Claim all costs including legal fees associated with recovering all monies owed to TEC from the Member.
V. Register the company name and its Directors with credit rating agencies if monies remain outstanding for more than 30 days.
VI. Charge a reactivation fee of SGD50 per workstation within the Unit.

(e) The Member shall pay all sums due to TEC under this License without any deduction or set off.

(f) The Member shall pay for all bank charges, exchange rate differences, currency adjustments and other such charges related to rental and services.

3. DEPOSIT

(a) The Member shall pay to TEC no later than 5 business days after signing this License the Deposit specified overleaf ("the Deposit") as security against all obligations entered into by the Member in this License. At the same time, the Member shall also pay the first month's Monthly Fee. TEC shall have the right to terminate this Agreement, until the Deposit and first month's Monthly Fee is received. No access to the office unit or any services will commence until the full initial payment has been received. The Deposit shall be returned to the Member free of interests within 60 days after the Termination Date of this License provided that the Member has complied with its obligations within this License, and subject to the deduction of an amount equal to any outstanding invoices or deductions.

(b) If the Member fails to provide sufficient information for the return of the Deposit within 360 days after the Termination Date of this License, the Deposit shall be deemed forfeited to TEC.

(c) In the event of any withdrawal from the Deposit by TEC due to any default of the Member, the Member shall replace any such sum withdrawn within 14 days of being notified of such withdrawal.

4. TERMINATION

(a) Subject to Clause 4(a)(i) below, the Member will be released from their obligations under this License and allowed to terminate prior to the end date of this License subject to the Member paying TEC the full monthly fees for the unexpired term together with all other outstanding invoices. Upon settlement of these terms, the Deposit will then subsequently be refunded to the Member.

i. In the event the Member terminates prior to the end date of this License, where applicable, the Member shall also pay the Monthly fee ("rent free") which was accorded in this License.

(b) This License may be terminated by TEC in the event of any breach by the Member of its obligations within this License and in the event that TEC terminates this License due to such breach the Member shall be required to pay to TEC the full Monthly Fee of the unexpired term together with all other outstanding invoices(s). TEC shall be entitled (but not obliged) to retain any furniture, personal effects or other belongings of the Member until all arrears owed to TEC have been paid and in the event of non-payment by the Member within 14 days TEC shall be entitled to dispose of any goods retained without compensation from TEC to the Member.

(c) Prior to the Termination Date of this License the costs of restoration of the Unit to the same condition at the time of move in will be charged to the Member; this restoration includes but is not limited to security, supervision, approvals, and cleaning of the Unit, furniture, equipment and common areas. It will be carried out by TEC's contractors and personnel, and if required the period for restoration of the unit after the Termination Date of this License will be charged to the Member at the Monthly Fee stated on the front of this License. TEC does not accept any responsibility for the Member's personal effects or other belongings left in the Unit and reserves the right to dispose of such items without compensation to the Member.

(d) On or before the expiry of this License the Member must return to TEC all keys and other means of access to the Premise. During the tenancy the Member must report any loss of keys or other means of access forthwith to TEC and pay on demand the fee of replacing such key or other means of access as well as the fee of replacing / reprograming any lock connected to the lost device.

(e) On or before the expiry of this License the Member must deregister with all the relevant government bureaus, departments, agencies or other government entities the address allocated to the Unit located within the Premises. A fee of 50% of one month's Monthly Fee will be charged to the Member per month from the Termination Date of this License until the deregistration process has been completed.

(f) At its sole discretion TEC may terminate this License without notice if the Member breaches the national or local laws in which the Premise is located or if the Member is declared bankrupt, is wound up or put under receivership.

(g) At the Termination Date the Member shall pay a call handling and administrative fee equivalent TEC's Business Address & Call Handling plan fee for a period of 3 months from the Termination Date of this License.

(h) In the event of early termination, the Member shall be subject to additional termination charges.

(i) In the event the Member rectifies or make good to any of the breaches of the obligations contained in this License after the License is terminated, the Member shall pay a reactivation fee to reinstate the terminated License. The reactivation fee is calculated at SGD50 per workstation.

5. MEMBER'S RIGHTS AND RESPONSIBILITIES

(a) The Member shall not impede or interfere with TEC's right of possession and control of the Unit.

(b) The Unit shall only be used for the Member's intended business.

(c) No furniture or equipment shall be installed in the Unit by the Member without TEC's prior written consent. In addition, the Member shall not alter the Unit, the Premises, its partitioning or any fixtures or fittings.

(d) Under no circumstances shall the Member interfere with the conduct of TEC's business.

(e) The Member may recruit an employee of TEC during the term of this License and for six months thereafter by paying to TEC within 7 days of invoice a recruitment fee equal to 25% of the Employee's first year's new gross salary including guaranteed bonuses or benefits in kind.

(f) In the event that the Member entices, convinces or otherwise causes an existing Member of TEC to vacate the Premises the Member agrees to pay to TEC a commission equal to 12-month rental.

(g) The Member shall not damage any of the decorations, fixtures and fittings or other equipment in the Unit and the Premises.

(h) No third-party telephone products or services including video conferencing telephones, IP telephones or other communication devices shall be connected to the telephone lines, Internet ports or LAN ports within the Unit without TEC's prior written consent. The Member shall have the right to install a photocopier or a multi-function device for a fee of SGD150 per month.

(i) No services other than those offered by TEC shall be used with the Premises or Unit by the Member.

(j) The Member shall observe and adhere to all the rules and regulations of the Centre.

6. INDEMNITY

(a) The Member shall not be entitled to any compensation as a result of any failure of data security or computer systems or as a result of TEC failing to provide any of the services in accordance with this License as a result of any breakdown or strike or delay or failure of any staff, manager or caretaker to perform their duties.

(b) The Member shall indemnify TEC and its respective officers, employees and agents, from all claims, liability, or loss, and all damages and costs incurred by TEC which arise out of the use of the Unit. The Member is required to maintain sufficient Public Liability insurance to cover its risk while Member of TEC.

(c) TEC is not responsible for the theft of or damage to any equipment, chattels or goods whilst the Member is a tenant of TEC. Further, the Member shall immediately notify TEC of any damage, accident or defects to the Unit or any theft or loss of keys to the Unit, Premises or Building.

(d) TEC shall not be liable for failure to have any of the Premise's facilities available for the Member because of use by any other person within the Premises and TEC shall not be liable to the Member if for any temporary reason the Member shall be unable to obtain access to the Unit.

7. OWNER'S RIGHTS

(a) TEC shall keep the Premise's facilities in working order and properly cleaned and equipped.

(b) TEC shall have the right to provide the Member with an alternative accommodation of equal or better value/quality than the Unit should TEC require the Member to move during the term or subsequent terms of this License.

(c) TEC shall have the right at any time to enter the Unit to inspect it, to provide services, to make repairs and alterations and provide cleaning, subject to prior verbal approval by the Member except in the case of an emergency, mail delivery, cleaning service, where no such verbal approval need be obtained.

8. GENERAL

(a) This License is personal and is not assignable by the Member and the Member shall not share or part with possession of the Unit.

(b) The Member confirms that it has not relied upon any warranty or representation made by TEC except those that are expressly set out in this License.

(c) All notices must be in writing or by email. Notices will be considered served if handed personally with receipt by the other party, delivered by registered mail or emailed to the legal or authorised representative of the other party.

(d) The invalidity or unenforceability of any provision of this License shall not affect or impair the validity of any other provision. No waiver of any default of the Member shall be implied from any failure by TEC to take action with respect to such default.

(e) Where the Member comprises more than one individual such individuals shall be jointly and severally liable to observe and perform the Member's obligations under this License.

(f) This License supersedes any prior agreements and embodies the entire License between the Member and TEC and may not be modified, changed or altered in any way except as agreed by both parties in writing.

(g) This License shall be interpreted and enforced in accordance with the national and local laws in which the Premises is located.

For and on behalf of Member

Name (printed): Rahul Agarwal

Title: CFO

Signature:

The Member confirms having read and agreed to all the terms and conditions of this License by signing above